[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
FIDUCIARY MANAGEMENT ASSOCIATES

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1997 THROUGH OCTOBER 5, 1997
                                                              Total
                                                      Shares  Shares  % of Issue           Shares
                      Date    Shares  % of FunPrice pePurchaseIssued  Purchased            Held
Security              PurchasePurchaseAssets  Share   Fund Gro(000)   By GroupBroker(s)    11/30/97
Peterson Cos. Inc.    10/01/974,300   0.09%   $17.50  3,800   7,000   0.05%   Morgan Stanle0
Ivex Packaging Corp.  10/01/975,900   0.11%   $16.00  87,500  8,400   1.04%   Merrill Lynch34,300
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
1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.
10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 6, 1997 THROUGH NOVEMBER 30, 1997
                                                              Total
                      Date    Shares  % of FunPrice pePurchaseIssued  Purchased            Held
Security*             PurchasePurchaseAssets  Share   Fund Gro(000)   By GroupBroker(s)    11/30/97
Trimeris Inc.         10/07/979,900   0.00%   $12.00  150,000 2,075   7.23%   UBS Securitie0
American Disposal Svcs10/22/974,300   0.00%   $30.50  75,000  6,000   1.25%   Oppenheimer  27,720
Dril Quip Inc.        10/22/973,700   0.00%   $24.00  3,600   5,000   0.07%   Morgan Stanle0
Metromedia Fiber Netwo10/28/974,100   0.00%   $16.00  101,700 7,092   1.43%   Alex Brown   0
IRI International     11/13/978,000   0.00%   $18.00  131,300 12,000  1.09%   Lehman Brothe8,000
Rayovac Corp.         11/20/9721,600  0.00%   $14.00  350,000 6,700   5.22%   Merrill Lynch12,600
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
10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1997 THROUGH FEBRUARY 28, 1998
                                                              Total
                      Date    Shares  % of FunPrice pePurchaseIssued  Purchased            Held
Security              PurchasePurchaseAssets  Share   Fund Gro(000)   By GroupBroker(s)    02/28/98
Princeton Video Image 12/16/9718,000  0.00%   $7.00   299,400 4,000   7.49%   Allen & Co.  18,000
United Rentals Inc.   12/18/9715,000  0.00%   $13.50  249,500 7,000   3.56%   Merrill Lynch20,100
Royal Olympic Cruise L02/04/988,800   0.00%   $15.00  154,400 6,100   2.53%   Lazard Freres0
Associated Materials I02/26/9827,100  0.00%   $16.00  527,700 2,129   24.79%  Smith Barney 27,100
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
10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1998 THROUGH MARCH 31, 1998
                                                              Total
                      Date    Shares  % of FunPrice pePurchaseIssued  Purchased            Held
Security              PurchasePurchaseAssets  Share   Fund Gro(000)   By GroupBroker(s)    03/31/98
Exodus Communications 03/18/981,300   0.00%   $15.00  60,600  4,500   1.35%   Goldman Sachs0
ISS Group             03/23/98900     0.00%   $22.00  41,700  3,000   1.39%   Goldman Sachs0
PC Connection         03/03/98100     0.00%   $17.50  4,800   3,125   0.15%   William Blair0
Waddell & Reed Financi03/04/986,000   0.00%   $23.00  117,400 21,700  0.54%   Morgan Stanle0
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* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an
Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by the underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.